EXHIBIT 10.2

SECOND AMENDMENT TO THE FACILITIES, SUPPORT SERVICES, AND BUSINESS AGREEMENT

THIS SECOND AMENDMENT TO THE FACILITIES, SUPPORT SERVICES AND BUSINESS AGREEMENT dated as of November 12, 2013 (this “Amendment”) between Tecogen Inc., a Delaware corporation (“Tecogen”), and American DG Energy Inc., a Delaware corporation (“ADG Energy”).

WHEREAS, Tecogen and ADG Energy are parties to a Facilities, Support Services and Business Agreement, dated July 1, 2012 (the “Agreement”);

WHEREAS, Section 1(g) of the Agreement provides that ADG Energy shall be granted exclusive representation rights to the Tecogen Cogeneration Product in the New England States;

WHEREAS, Tecogen and ADG Energy wish to amend the agreement to allow Tecogen to appoint additional representation in the New England States;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Section 1(g) of the Agreement is hereby replaced in its entirety to read as follows:

(g)    Exclusivity: In the New England States ADG Energy shall have the right to purchase Cogeneration products directly from Tecogen as described in the agreement so long as the ADG Energy’s intended use is to retain long-term ownership of the Cogeneration product and utilize it for the production and sale of electricity and thermal energy (i.e., ADG Energy “On-Site Utility” energy projects). Tecogen will not sell its products to parties for which the intended use is to earn revenue from metered energy to third parties (i.e., ADG Energy “On-Site Utility” energy projects) other than to ADG Energy. In cases where ADG Energy has the opportunity to sell Cogeneration products to an unaffiliated party in the New England States and where Tecogen has no other appointed representation in that specific region, ADG Energy may buy/resell the Cogeneration product as specified under the terms of this agreement. If, however, Tecogen has appointed a local exclusive representative in that specific New England region, ADG Energy will defer to the local representative for pricing and other specific details for working cooperatively.

IN WITNESS WHEREOF, the parties hereto have caused this Facilities and Support Services Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the effective day first above written.

TECOGEN INC.		AMERICAN DG ENERGY INC.

By:	/s/ Bonnie J. Brown	By:	/s/ Jesse T. Herrick
Name:	Bonnie J. Brown	Name:	Jesse T. Herrick
Title:	Chief Financial Officer	Title:	Chief Financial Officer